EXHIBIT 32

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, being the Chief Executive Officer and the Vice President of Finance, respectively, of Professionals Direct, Inc., a Michigan corporation (the "Company"), hereby certify, in their capacities as officers of the Company, that the Company's Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2004, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information in such report fairly presents, in all material respects, the financial condition at March 31, 2004, and results of operations of the Company for the periods then ended.

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose and shall not be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

/s/ Stephen M. Tuuk	/s/ Stephen M. Westfield
Stephen M. Tuuk President and Chief Executive Officer Dated: November 11, 2004	Stephen M. Westfield Vice President of Finance Dated: November 11, 2004

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.